Exhibit 99.1

Contact Rush Enterprises, Inc., San Antonio
Steven L. Keller, 830-626-5226, kellers@rushenterprises.com
Karen Konecny, 830-626-5102, konecnyk@rushenterprises.com

RUSH ENTERPRISES COMPLETES SALE OF CONSTRUCTION EQUIPMENT DIVISION

SAN ANTONIO, September 10, 2010 — Rush Enterprises, Inc. (Nasdaq: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that it has completed the previously announced sale of the assets of its John Deere construction equipment dealerships to Doggett Heavy Machinery Services, LLC for $26.2 million.

“The closing of this transaction generates substantial proceeds that will allow Rush Enterprises to continue to invest in our current businesses as well as look to add new, well positioned acquisitions,” said W. M. “Rusty” Rush, President and Chief Executive Officer of Rush Enterprises, Inc.

“As we said in June, we believe that the company proved it can apply its organizational knowledge of serving commercial customers to distribute products other than commercial trucks. We will continue to evaluate opportunities to re-enter the construction equipment dealership business in other areas of the country,” Rush concluded.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. owns and operates the largest network of commercial vehicle dealerships in North America, representing truck and bus manufacturers including Peterbilt, International, Hino, Isuzu, Ford, Mitsubishi, UD, Blue Bird, IC, Diamond and Elkhart. The Company’s dealerships are strategically located in high traffic areas on or near major highways in 14 states throughout the southern and western United States. These one-stop dealerships offer an integrated approach to meeting customer needs — from sales of new and used vehicles and equipment to aftermarket parts, service and body shop operations plus a wide array of financial services, including financing, insurance, leasing and rental. For more information, please visit www.rushenterprises.com.

Forward-Looking Statements

Certain statements contained herein, including those concerning possible future acquisitions by the Company, in the construction equipment dealership business or otherwise, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.